Exhibit 10.58

THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR ANY SHARES ISSUABLE HEREUNDER UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMASS BRANDS INC. OR ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

AMASS BRANDS INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1.       Issuance. For good and valuable consideration as set forth in the Convertible Note Purchase Agreement (as defined below), including without limitation the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by AMASS BRANDS Inc., a Delaware corporation (“Company”); Alchemi Project Inc., its successors and/or registered assigns (“Investor”), is hereby granted the right to purchase a number of fully paid and non-assessable Common Stock of Company (the “Warrant Shares”), equal to the quotient of $1,000,000 divided by the Exercise Price, pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. Moreover, to the extent any defined terms herein are defined in any other Transaction Document (as so noted herein), such defined term shall remain applicable in this Warrant even if the other Transaction Document has been released, satisfied, or is otherwise cancelled.

This Warrant is being issued pursuant to the terms of that certain Convertible Note Purchase Agreement dated February 13, 2026, to which Company and Investor are parties (as the same may be amended from time to time, the “Convertible Note Purchase Agreement”). This Warrant was issued to Investor on February 13, 2026 (the “Issue Date”).

2.       Exercise of Warrant.

2.1.       General.

(a)       This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and signed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the “Exercise Date”. The Notice of Exercise shall be executed by Investor and shall indicate the number of Warrant Shares to be issued pursuant to such exercise. Notwithstanding the foregoing, this Warrant shall not be exercisable until after the end of the fifth Trading Day that the Common Stock is listed on a Trading Market.

(b)       The Exercise Price for the Warrant Shares shall be payable, at the election of Investor, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Investor.

(c)       Upon the payment to Company of the Exercise Price for the Warrant Shares, Company shall promptly, but in no case later than the date that is two (2) Trading Days following the date the Exercise Price is paid to Company (the “Delivery Date”), and provided that the Registration Statement (as defined in the Transaction Documents) has been declared effective, or the Warrant Shares are exempt from registration pursuant to Rule 144 or other applicable exemption, deliver or cause Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the DWAC system to the account designated by Investor on the Notice of Exercise, or issued in book entry form is such Warrant Shares would be not be eligible for electronic transfer.

1

2.2.       Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Investor shall or would be issued Common Stock, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 19.99% of the number of Common Stock outstanding on such date (the “Maximum Percentage”), Company must not issue to Investor Common Stock which would exceed the Maximum Percentage. The Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

3.       Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4.       Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

5.       Adjustments.

5.1.       Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2.       Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

2

6.       Certificate as to Adjustments. In each case of any adjustment or readjustment in the number or kind of shares issuable on the exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7.       Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of the Warrant to an affiliate of Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 5; provided, however, that Company acknowledges and agrees that any such legend shall be removed from all book entry issuances for DTC Eligible Common Stock delivered hereunder as such Common Stock is cleared and converted into electronic shares by the DTC, and nothing contained herein shall be interpreted to the contrary. Upon receipt of a duly executed assignment of this Warrant, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of Investor under this Warrant. Until this Warrant is transferred on the books of Company, Company may treat Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8.       Exchange Cap. Notwithstanding anything to the contrary contained herein, Company shall not issue any Common Stock pursuant to this Warrant if such issuance (together with any other issuances of Common Stock pursuant to the Note (as defined in the Convertible Note Purchase Agreement) or any other Transaction Document) would result in the aggregate issuance by Company of more than 19.99% of Company’s outstanding Common Stock as of the Issue Date (the “Exchange Cap”), unless Company obtains the prior approval of its stockholders (the “Approval”) in accordance with applicable law and the rules of the principal securities exchange or market on which the Common Stock then listed or traded for issuances in excess of the Exchange Cap or if the Exchange Cap does not apply to issuances hereunder as result of Company electing to be subject to home country rules. In the event the Exchange Cap is reached, Company shall be required to satisfy any Exercise Notices by paying to Investor a cash amount equal to (i) the product of the number of Warrant Shares specified in the applicable Notice of Exercise and the daily VWAP of the Common Stock on the corresponding Exercise Date, less (ii) the aggregate Exercise Price payable by Investor pursuant to such Notice of Exercise. Company agrees to seek the Approval at its next annual or special meeting of stockholders, and in the event Company fails to obtain the Approval within this initial period, it shall continue to use commercially reasonable efforts to seek and obtain the Approval at intervals of no more than ninety (90) days thereafter, until the Approval is obtained.

3

9.       Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Convertible Note Purchase Agreement, the terms of which are incorporated herein by reference.

10.       Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Convertible Note Agreement, contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

11.       Convertible Note Purchase Agreement. This Warrant is subject to the terms, conditions and general provisions of the Convertible Note Purchase Agreement.

12.       Governing Law; Venue. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Convertible Note Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

13.       Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

14.       Remedies. The remedies at law of Investor under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant may not be adequate and, without limiting any other remedies available to Investor in the Transaction Documents, at law or equity, to the fullest extent permitted by law, Investor may seek specific enforcement of such terms by a decree for the specific performance of any agreement contained herein or an injunction against a violation of any of the terms hereof or otherwise without the obligation to post a bond.

15.       Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

16.       Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

17.       Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

4

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

AMASS BRANDS INC.

By:	/s/ Mark Lynn
Name:	Mark Lynn
Title:	Chief Executive Officer

[Signature Page to Warrant]

ATTACHMENT 1

DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

A1.         “Common Stock” means Company’s Common stock, par value $0.0001 per share.

A2.         “DTC” means the Depository Trust Company or any successor thereto.

A3.         “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor.

A4.         “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A5.         “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A6.         “Exercise Price” means the greater of (a) the VWAP Price and (b) $10.00.

A7.         “Expiration Date” means the date that is 180 days from the Listing Date.

A8.         “Listing Date” means the first day that the Common Stock trade on Nasdaq.

A9.         “Note” means the Convertible Promissory Note.

A10.         “SEC” means the United States Securities and Exchange Commission.

A11.        “Trading Day” means any day the New York Stock Exchange is open for trading.

A12.        “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question after the listing of the Common Stock: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board, OTCQB, the Pink Sheets or Cboe Global Markets, Inc. (or any successors to any of the foregoing).

A13.        “Transaction Documents” means the Note, this Warrant, the Registration Rights Agreement and all other documents, certificates, instruments and agreements entered into or delivered in conjunction therewith, as the same may be amended from time to time.

A14.        “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for the Trading Day immediately prior to such date (or the nearest preceding date) on such Trading Market, (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the OTCQB, OTCQX or “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

A15.        “VWAP Price” means, as of any date, the average of the VWAP determined for each Trading Day during the five-Trading Day period ending on such date.

Attachment 1 to Warrant #1, Page 1

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:	AMASS BRANDS INC.

ATTN: Zach Ament

EMAIL: Zach@amass.com

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common stock dated as of [●], 2026 (the “Warrant”), to purchase the Common Stock, $0.0001 par value (“Common Stock”), of AMASS Brands Inc., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

Warrant Shares: _______________________

Exercise Price: $_______________________

Purchase Price: $___________________ = (Exercise Price x Warrant Shares)

Payment is being made by:

_____	enclosed check
_____	wire transfer
_____	other

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

Dated: _____________________

___________________________

[Name of Investor]

By:________________________

Exhibit A to Warrant, Page 1